UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2008

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The New York Times Company (the “Company”) is filing this Current Report on Form 8-K/A to amend its Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission on September 8, 2008.  At that time, the Company was unable to make an estimate of the total charges related to the closing of City & Suburban Delivery Systems, Inc. (“City & Suburban”).  The Company is filing this Form 8-K/A to amend the September 8, 2008, Form 8-K to update the disclosure under Item 2.05 with respect to the total estimated charges and other information related to the closing.  These estimates are based in part on current assumptions, which are subject to change as the various actions are finalized.

Item 2.05  Costs Associated with Exit or Disposal Activities.

On September 8, 2008, the Company announced that, in January 2009, it will close City & Suburban, its distribution organization that delivers The New York Times and other newspapers and magazines to newsstands and retail outlets in the New York metropolitan region.  Going forward, The New York Times will be distributed to newsstand and retail outlets through a combination of third-party wholesalers and the Company’s own drivers.

Approximately 530 full-time equivalent employees will be affected by the closure and the Company plans to provide severance packages to them.  On November 25, 2008, members of the drivers’ union ratified an agreement reached between the Company and the union, including severance payments in connection with the closure.

As a result, the Company estimates that it will record total costs of $48 to $53 million in connection with the closure, consisting primarily of approximately $30 million for staff reduction costs and a $14 million charge related to above-market operating lease agreements.  The remainder of the estimated costs are primarily related to transition costs, accelerated depreciation on certain assets and funding of a union pension plan.  The majority of these costs will be recorded by the end of the Company’s 2008 fiscal year-end, with the remainder recorded in the first quarter of 2009.  In addition, the Company is currently negotiating to sell a City & Suburban location that it owns.  The timing of the sale is not currently known.

The Company expects the closure of City & Suburban to improve the operating results of The New York Times Media Group by approximately $30 million on an annual basis.  This is a result of an estimated decrease in costs of approximately $120 million to operate City & Suburban, offset in part by an estimated decrease in revenue of approximately $90 million.  The revenue decrease is expected to be in other revenues (from the elimination of delivering third-party publications) and in circulation revenue (from the sale of The New York Times to wholesale distributors rather than retailers).

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this current report on Form 8-K/A are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements.  These risks and uncertainties include national and local conditions, as well as competition, that could influence the levels (rate and volume) of retail, national and classified advertising and circulation generated by our various markets and material increases in newsprint prices.  They also include other risks detailed from time to time in the Company’s publicly filed documents, including the Company’s Annual Report on Form 10-K for the year ended December 30, 2007 and Quarterly Report on Form 10-Q for the quarter ended September 28, 2008.  The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: December 2, 2008
	By:	/s/ Kenneth A. Richieri
Kenneth A. Richieri
Senior Vice President, General Counsel and Secretary